                                    Exhibit H

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                                  JULY  , 2002

                        WARRANT TO PURCHASE COMMMON STOCK
                                       OF
                              24/7 REAL MEDIA, INC.

No.   4                                          Void after        , 2007
CUSIP No.: 901314 10 4                           Number of shares: Up to 400,000

            24/7 Real Media, Inc., a Delaware corporation (the "COMPANY"), with principal offices at 1250 Broadway, New York, New York, 10001, hereby acknowledges that Merchant Partners LLC is entitled, upon the terms and subject to the conditions of this Warrant, to purchase from the Company at any time or from time to time on or after the above specified date of this Warrant and on or prior to the close of business on the Expiration Date (as defined below), but not thereafter, up to four hundred thousand (400,000) shares of Warrant Stock (as defined below) (the "SHARES"), at a price per share equal to the Warrant Price (as defined below). The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

      This Warrant is issued pursuant to that certain Finder's Fee Agreement dated as of June 28, 2002 (the "FEE AGREEMENT"), between the Company and Merchants Group International, and is subject to the provisions thereof.

      1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

            1.1 "ACQUIRING STOCKHOLDER" means a stockholder or stockholders of a corporation that (i) merges or combines with the Company in a combination transaction (as defined in Section 1.2 below) or (ii) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction.

            1.2 "ACQUISITION" means (a) any sale or exchange of the capital stock by the stockholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or
(b) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "COMBINATION TRANSACTION") in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (OTHER THAN any such securities that are held by an Acquiring Stockholder) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation's parent corporation, if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (c) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company's stockholders.

            1.3 "COMMON STOCK" means common stock, par value $0.01, of the Company.

            1.4 "COMPANY" means the "COMPANY" as defined above and includes any corporation or entity which shall succeed to or assume the obligations of the Company under this Warrant.

            1.5 "EXPIRATION DATE" means the earlier to occur of (i) the fifth anniversary of the date first written above and (ii) provided the conditions set forth in the last sentence of Section 4.2 for termination of the Warrant are satisfied, the Liquidation Date (as defined in Section 4.2 below).

            1.6 "HOLDER" means any person who shall at the time be the registered holder of this Warrant.

            1.7 "INVESTORS' RIGHTS AGREEMENT" means that certain Investors' Rights Agreement dated as of July 2, 2002, by and among the Company, the original Holder of this Warrant, "MPLLC" (as defined therein) and certain "Purchasers" (as defined therein).

            1.8 "NET EXERCISE" means an exercise of this Warrant pursuant to
Section 2.6.

            1.9 "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

            1.10 "WARRANT" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

            1.11 "WARRANT PRICE" means an exercise price per share equal to $0.20535. The Warrant Price is subject to adjustment as provided herein.

            1.12 "WARRANT STOCK" means fully paid, non-assessable shares of Common Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "WARRANT STOCK" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

      2.    EXERCISE.

            2.1 METHOD OF EXERCISE. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time on any business day on or before the close of business on the Expiration Date, by delivery at the principal offices of the Company of: (i) the notice of exercise in the form attached hereto as EXHIBIT 1 (the "EXERCISE NOTICE") duly executed by the Holder, (ii) payment in the form indicated on the Exercise Notice either by Net Exercise or by delivery of an amount equal to the product obtained by multiplying the number of shares of Warrant Stock to be purchased by the Holder as reflected in the Exercise Notice by the then-effective Warrant Price as determined in accordance with the terms hereof, and (iii) this Warrant (or an indemnification undertaking, in form and substance satisfactory to the Company, with respect to this Warrant in the case of its loss, theft or destruction) (the "EXERCISE DELIVERY DOCUMENTS").

            2.2 FORM OF PAYMENT. Payment may be made by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder, (iv) Net Exercise, or
(v) any combination of the foregoing.

            2.3 PARTIAL EXERCISE. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the number of shares of Warrant Stock subject thereto will equal the total number of Warrant Stock subject hereto as reduced by the number of Warrant Stock acquired pursuant to such partial exercise.

            2.4 NO FRACTIONAL SHARES. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the then-effective Warrant Price.

            2.5 RESTRICTIONS ON EXERCISE. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the Notice of Exercise, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 3 of the Purchase Agreement are true and correct as of the date of exercise.

            2.6 NET ISSUE ELECTION. The Holder may elect to convert this Warrant or any portion thereof, without the payment by the Holder of any additional consideration, into shares of Warrant Stock, by delivery of the Exercise Notice duly executed by the Holder with the net issue election selected, at the principal offices of the Company. Thereupon, the Company will issue to the Holder such number of shares of Warrant Stock as is computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                            A

where:      X = the number of shares to be issued to the Holder pursuant to this
            Section 2.6;

            Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2.6;

            A = the Fair Market Value (as defined below) of one share of Warrant Stock at the time the net issue election is made pursuant to this
            Section 2.6; and

            B = the Warrant Price in effect at the time the net issue election is made pursuant to this Section 2.6.

      If the above calculation results in a negative number, then no Warrant Stock shall be issued or issuable at the time the net issue election is made pursuant to this Section 2.6.

      As used herein, "FAIR MARKET VALUE" of a share of Warrant Stock shall mean: (i) if the Warrant Stock is traded on a securities exchange or the Nasdaq National Market or Nasdaq SmallCap Market or if it is actively traded over-the-counter, the average daily closing price of the Common Stock for the 10 consecutive trading days through and including the date prior to the date the Exercise Notice is delivered for Net Exercise; and (ii) in all other cases, the fair value as mutually determined in good faith by the Company and the Holder.

      3. ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of delivery of the Exercise Delivery Documents as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. In the event of any exercise of the rights represented by this Warrant, the Company shall promptly following the date of its receipt of the Exercise Delivery Documents: (i) in the case of a public resale of such Warrant Stock, at the holder's request, credit such aggregate number of shares of Warrant Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system, or (ii) issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Warrant Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Delivery Documents, the Holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Stock with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Stock.

      4.    SALE, MERGER, CONSOLIDATION OR LIQUIDATION OF THE COMPANY.

            4.1 ASSUMPTION OF WARRANT. Upon the closing of any Acquisition where the consideration for the Acquisition to be received by the Company's stockholders consists solely of stock or securities of the acquirer or an entity affiliated with the acquirer: (i) the successor entity shall assume the obligations of this Warrant, (ii) this Warrant shall be exercisable for the same securities as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing thereof, and (iii) the Warrant Price shall be adjusted accordingly; PROVIDED, HOWEVER, that this
Section 4.1 shall not apply to an Acquisition in which each holder of a share of the Company's Common Stock, Series A Convertible Preferred Stock and/or Series A-1 Nonvoting Convertible Preferred Stock (a "COMPANY SHARE") will receive for each such outstanding Company Share then held by such holder a number of shares or securities listed or admitted to trading on the New York Stock Exchange, or other principal national stock exchange, or the Nasdaq National Market, with an aggregate Fair Market Value equal to an amount per Company Share (determined on an as converted to common stock basis) that is at least equal to the product obtained by multiplying the then applicable Warrant Price by three (3).

            4.2 TERMINATION OF WARRANT. In the case of (a) the closing of an Acquisition which is not subject to Section 4.1 or (b) the proposed liquidation and dissolution of the Company, the Company shall give Holder the Company Notice (as defined in Section 10 below), which notice shall also include, for purposes of this Section 4.2, the Company's best estimate of the aggregate consideration receivable by stockholders of the Company and the anticipated or proposed date upon which such event is expected to occur. During the period from Holder's receipt of such Company Notice to 5:00 p.m. Pacific time on the day prior to the date such event is expected to occur as set forth in such Company Notice (the "LIQUIDATION DATE"), Holder may exercise or convert this Warrant in accordance with its terms, whether or not exercise or conversion is contingent upon the happening of such event and/or existence of a minimum value of the Shares receivable upon exercise or conversion as provided on Holder's Exercise Notice; PROVIDED THAT such minimum value shall be no greater than the per share price set forth in such Company Notice. Subject to prior exercise or conversion as provided in the preceding sentence and provided that (a) the Company Notice of the proposed event is actually received by Holder, as evidenced by a return receipt of certified mail delivery, a certificate of delivery by hand delivery or written verification of delivery from the overnight courier, and (b) the event actually occurs within thirty (30) days after the date it is expected to occur, as such date was specified in the Company Notice, this Warrant will terminate on the Liquidation Date.

            4.3 AUTOMATIC EXERCISE OF WARRANT. Notwithstanding any provisions herein to the contrary, in the event this Warrant is not assumed pursuant to
Section 4.1, if the Holder does not notify the Company of the Holder's intent to exercise or not to exercise this Warrant prior to the Liquidation Date, and the Fair Market Value of one share of Common Stock on the Liquidation Date is greater than the Exercise Price, then the Holder shall be deemed to have net exercised this Warrant immediately prior to the Liquidation Date pursuant to the terms set forth in Section 2.6 above. The Holder shall upon written notification by the Company within thirty (30) days thereafter surrender this Warrant at the principal office of the Company together with a properly endorsed Exercise Notice, whereupon the Company shall issue to the Holder a number of shares of Common Stock computed using the formula set forth in Section 2.6 above.

      5. ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment solely upon the occurrence of the following events:

            5.1 ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, ETC. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities) that occurs after the date of this Warrant.

            5.2 ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Common Stock that is payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

            5.3 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than an Acquisition described in Section 4 above or a stock dividend, split, etc. described in Sections 5.1 and 5.2 above), Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.3 including, without limitation, appropriate adjustments to the Warrant Price and to the number of securities or amount of property issuable upon exercise or conversion of the new Warrant.

            5.4 NOTICE OF ADJUSTMENTS. The Company shall promptly give written notice to the Holder of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall be signed by the Company's Chief Financial Officer and shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

            5.5 NO CHANGE NECESSARY. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

            5.6 RESERVATION OF STOCK. If at any time the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

      6. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents, warrants, covenants and agrees as follows:

            6.1 ISSUANCE OF WARRANTS AND WARRANT STOCK. This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. All Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment hereof or net exercise in accordance with the terms hereof, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Warrant Stock.

            6.2 CERTAIN ACTIONS. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant.

            6.3 OBLIGATIONS BINDING ON SUCCESSORS. Subject to Section 4.1, this Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company's assets or other similar transactions.

            6.4 INVESTORS' RIGHTS AGREEMENT. The Company is obligated to register the Warrant Stock for resale under the Securities Act pursuant to the Investors' Rights Agreement (as defined in Section 1 hereof), and to provide the Holder with certain participation rights in certain future offerings of equity securities by the Company. The shares of Warrant Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Investors' Rights Agreement). The Holder of this Warrant shall be entitled to all of the benefits afforded to a Holder of any such Registrable Securities under the Investors' Rights Agreement.

      7. TAXES. The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Common Stock upon exercise of this Warrant.

      8.    OWNERSHIP AND TRANSFER.

            8.1 The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the "WARRANT REGISTER"), in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

            8.2 Subject to restrictions set forth in the Fee Agreement and the Investors' Rights Agreement, this Warrant and all rights hereunder shall be assignable and transferable by the holder hereof without the consent of the Company upon surrender of this Warrant with a properly executed assignment at the principal executive offices of the Company (or such other office or agency of the Company as it may designate in writing to the holder hereof).

      9.    REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

            9.1 REPRESENTATIONS. Holder hereby represents and warrants to the Company as follows. Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder's own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act. Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder's representation in this Section 9.1 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

            9.2 LEGENDS. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

            THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any such legend endorsed on the certificate representing shares of Warrant Stock issued upon exercise of this Warrant shall be removed and the Company shall issue a certificate for such shares without such legend to the holder thereof if such Warrant Stock is registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that a public sale, transfer or assignment may be made without registration or the Warrant Stock may be sold pursuant to Rule 144(k) of the Securities Act.

            9.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if (a) the transfer is to the shareholders or constituent partners of Holders by way of dividend or distribution to all of the same or (b) there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale and/or transfer.

            9.4 TRANSFER PROCEDURE. Subject to the provisions of Section 9.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company a written notice of the portion of the Warrant being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant to the Company for reissuance to the transferee(s) (and to the new Holder for any remaining Shares, if applicable). Unless the Company is filing financial information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

      10. NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon the Shares or on its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of the Shares or its Common Stock; or (c) to enter into any Acquisition, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least fifteen (15) days prior written notice of the date on which a record will be taken for such dividend, distribution or for determining rights to vote, if any, in respect of the matters referred to in (b) above or (2) in the case of the matters referred to in (c) above at least fifteen (15) days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) (each of subsection (1) or (2), the "COMPANY NOTICE").

      11.   MISCELLANEOUS.

            11.1 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Notwithstanding the foregoing, if this Warrant is lost by, stolen from or destroyed by the original holder hereof, the affidavit of such original holder setting forth the circumstances of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required by the Company as a condition to the execution and delivery by the Company of a new Warrant to such original holder other than such original holder's unsecured written agreement to indemnify the Company solely for losses actually incurred by the Company as a direct consequence of the loss, theft or destruction of the Warrant.

            11.2 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

            11.3 ATTORNEYS' FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

            11.4. GOVERNING LAW. This Warrant shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York. The parties hereto irrevocably submit to the jurisdiction of the state and federal courts sitting in the Southern District of New York.

            11.5. HEADINGS. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

            11.6. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Fee Agreement or, in the case of the Company, at the principal offices of the Company, or at such other address as the Holder or the Company, as the case may be, may designate by giving ten (10) days' advance written notice to all other parties.

            11.7 AMENDMENT; WAIVER. This Warrant may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

            11.8 SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            11.9 TERMS BINDING; SUCCESSORS AND ASSIGNS. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

            11.10 FACSIMILE SIGNATURES. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.


                  [REST OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed and delivered or caused this Warrant to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


24/7 REAL MEDIA, INC.:                   ACCEPTED BY HOLDER:



                                         Name of Holder: MERCHANT PARTNERS LLC
                                                        ----------------------
By:                                           By:
  -----------------------------                  -----------------------------
Name:                                         Name:
    ---------------------------                    ---------------------------
Title:                                        Title:
     --------------------------                     --------------------------













                      [SIGNATURE PAGE TO FINDER'S WARRANT]

                                    EXHIBIT 1

                                 EXERCISE NOTICE

                (To be signed only upon exercise of Warrant)

To: 24/7 Real Media, Inc.

      (1) The undersigned Holder hereby elects to purchase _____shares of Common Stock of 24/7 Real Media, Inc. (the "WARRANT STOCK"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

                                     - OR -

      (1) NET ISSUE ELECTION. The undersigned Holder elects to convert the Warrant into such shares of Common Stock of 24/7 Real Media, Inc. (the "WARRANT STOCK") by net issue election pursuant to Section 2.6 of the
Warrant. This conversion is exercised with respect to         ______shares
Warrant Stock covered by the Warrant.

                                     - OR -

      (1) The undersigned elects to _______[EXERCISE] / _______[CONVERT] this Warrant into such shares of Common Stock of 24/7 Real Media, Inc. (the "WARRANT STOCK") by _______[NET ISSUE ELECTION PURSUANT TO SECTION 2.6 OF THE WARRANT] / ______[TENDERING HEREWITH PAYMENT OF THE PURCHASE PRICE FOR SUCH SHARES IN FULL]. This exercise or conversion _____ [IS] / _____ [IS NOT] contingent upon the closing of the Acquisition or other event specified in the Company Notice to Holder in accordance with Section 10 of the Warrant received by Holder on ________________ and _____ [IS] / _____ [IS NOT] contingent upon a sale price or fair market value for the Company's Common Stock in the Acquisition or other event of no less than the lesser of (a) $__________ per share or (b) the per share price set forth in the Company Notice. This conversion or exercise is with respect to ______shares Warrant Stock covered by the Warrant.

                [STRIKE PARAGRAPHS ABOVE THAT DO NOT APPLY]

      (2) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 3 of the Purchase Agreement (as defined in the Warrant) and Section 9 of the Warrant as they apply to the undersigned Holder are true and correct as of this date.


            [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      (3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:



--------------------------------      --------------------------------
(Name)                                (Name)


--------------------------------      --------------------------------
(Address)                             (Address)

--------------------------------      --------------------------------
(Address)                             (Address)


--------------------------------      --------------------------------
(City, Country, Postal Code)          (City, Country, Postal Code)






--------------------------------      --------------------------------
(Date)                                (Signature of Holder)